Exhibit 3.10

OPERATING AGREEMENT

OF LI ACQUISITION COMPANY. LLC

THIS OPERATING AGREEMENT (this “Agreement”), dated effective as of September 15, 2003, is executed by FTI Consulting. Inc., a Maryland corporation, as the sole member (the “Member”) of LI Acquisition Company, LLC (the “Company”)

PRELIMINARY STATEMENT:

The Member desires to form the Company as a limited liability company under the laws of the State of Maryland for the purposes set forth herein and, accordingly, desires to enter into this Agreement in order to regulate and establish the manner in which the business and affairs of the Company shall be managed.

NOW, THEREFORE, the Member hereby acknowledges and agrees that the Operating Agreement of the Company shall be as follows:

ARTICLE I

FORMATION; PURPOSE; TERM; PRINCIPAL OFFICE

Section 1.1 Formation.

The Member has formed the Company as a limited liability company under the Maryland Limited Liability Company Act MD. CORPS. &. ASS’NS CODE ANN., §4A-101. et seq. (the “LLC Act”)

Section 1.2 Purpose.

The purpose for which the Company is formed is to engage in any lawful act or activity which may be carried on by a limited liability company under the LLC Act.

Section 1.3 Articles of Organization.

The Member has caused Articles of Organization of the Company (the “Articles of Organization”) to be executed by an authorized person (within the meaning of Section 4A-101(c) of the LLC Act) and filed for record with the Maryland State Department of Assessments and Taxation (“SDAT”) as of the date of this Agreement. The Officers and Board of Managers (as such terms are defined below) shall take all necessary action to maintain the Company in good standing as a limited liability company under the LLC Act, including (without limitation) the filing of any certificates of correction, articles of amendment and such other applications and certificates as may be necessary to protect the limited liability of the Member and to cause the

Company to comply with the applicable laws of any jurisdiction in which the Company owns property or does business.

Section 1.4 Term.

The Company shall have perpetual existence beginning on the date that the Articles of Organization were filed and received by the SDAT; provided, however, that the Company may be dissolved in accordance with Section 6.1 of this Agreement.

Section 1.5 Principal Office and Resident Agent.

The initial address of the principal office of the Company in the State of Maryland and the name and address of the initial resident agent of the Company in the State of Maryland are as set forth in the Articles of Organization.

ARTICLE II

MEMBER; INTEREST IN THE COMPANY; CAPITAL CONTRIBUTION

Section 2.1 Member and Capital Contribution.

A.

The Member’s ownership interest in the Company shall be represented by units of limited liability company interest (“Units”). An unlimited number of Units is authorized. The Units of the Company shall be of a single class.

B.	The Member has acquired 1,000 Units in the Company, representing all of the issued and outstanding Units in the Company on the date hereof.
C.	One or more persons may be admitted to the Company from time to time as additional Members upon such terms and subject to such conditions as may be determined by the Board of Managers.
D.

A person may be admitted to the Company as a Member without the requirement of becoming a party to this Agreement if such person evidences the intent to become a Member in writing by accepting and agreeing to be bound by the provisions of this Agreement and, with respect to any additional or substitute Members, complies with any other conditions for becoming a Member established by the Board of Managers.

Section 2.2 Capital Contribution.

A.	The Member has contributed or will contribute to the capital of the Company cash in the amount set for on Schedule A, attached hereto and incorporated herein by this reference.
B.

Except for the capital contribution of the Member required under Section 2.2.A, the Member shall not be required to make any further capital contributions to the Company or to lend any funds to the Company although the Member may agree and become obligated to do so.

ARTICLE III

DISTRIBUTIONS

Prior to the dissolution and termination of the Company, cash not needed by the Company for the operation of its business shall be distributed to the Member at such times and in such amounts as shall be determined by the Board of Managers. All such distributions shall be subject to Section 4A-906 of the LLC Act or other applicable law.

ARTICLE IV

MANAGEMEMNT OF BUSINESS AND AFFAIRS OF THE COMPANY

Section 4 .1 Management of Business and Affairs of the Company.

A.

The exclusive authority to manage, control and operate the Company shall be vested collectively in the individuals, who need not be Members, elected by the Member as managers of the Company (the “Managers”). The initial number of Managers shall be three (3), which number may be increased or decreased by the Member. All powers of the Company may be exercised by or under the authority of the Managers acting collectively, and not individually (the “Board of Managers”). All decisions to be made by and all actions to be taken by the Board of Managers shall require the consent of a majority of the Managers. The Board of Managers shall have full and exclusive right, power and authority to manage the affairs of the Company and make all decisions with respect thereto, except for those matters expressly reserved to the Member by this Agreement or the LLC Act. The names of the initial Managers who will serve until their successors are elected and qualify are as follows:

Jack B. Dunn, IV

Stewart J. Kahn

Theodore I. Pincus

B.	For purposes of carrying out the business of the Company, the by-laws attached hereto as Exhibit A and incorporated herein by this reference (the “By-Laws”) are adopted as the By-Laws of the Company.

Section 4.2 Officers.

A.

The Board of Managers shall appoint or elect, as set forth in the By-Laws, Officers of the Company (“Officers”) for the purpose of managing the daily operations of the Company. The Officers shall have the powers as set forth in the By-Laws.

B. The names of the initial Officers serving the Company and the capacities in which they shall serve are as follows:

Name

Office

Jack B. Dunn. IV

Chairman of the Board

Stuart J. Kahn

President

Theodore I. Pincus

Vice President, Chief Financial Officer, Treasurer and Secretary

Cheryl Meeks

Assistant Secretary

Section 4.3. Authority of Manager and Officers after Consent of Board of Managers is Obtained.

Each Manager and Officer, by its signature, shall have the authority and right to act for and bind the Company once the consent of the Board of Managers has been obtained with respect to any action or decision affecting the conduct of the business and affairs of the Company.

Section 4.4 No Participation of Member in Business and Affairs of the Company.

The Member shall have no authority or right to act for or bind the Company or to participate in or have any control over Company business, except for such authority to act for and bind the Company as the Board of Managers may, from time to time and in the exercise of its sole discretion, delegate to such Member in writing.

Section 4.5 Indemnification.

A. The Company shall indemnify (i) its Managers and Officers to the fullest extent permitted or authorized by the laws of the State of Maryland now or hereafter in force, including (without limitation) the advance of expenses under the procedures and to the full extent permitted by law, and (ii) other employees and agents of the Company to such extent as shall be authorized by the Board of Managers and is permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Managers may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Articles of Organization or this Agreement or repeal of any of the provisions thereof shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal. The indemnification shall be payable solely from the assets of the

Company and no Member shall have any personal, corporate or limited liability company liability therefor.

B. To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no Manager or Officer of the Company shall be personally liable to the Company or any Members for money damages. No amendment of the Articles of Organization or this Agreement, or repeal of any of their respective provisions shall limit or eliminate the limitation on liability provided to the Managers and Officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

ARTICLE V

TRANSFERS AND WITHDRAWALS

Section 5.1 Transfer of Units.

The Member shall be permitted to endorse, sell, give, pledge, encumber, assign, transfer or otherwise dispose of voluntarily or involuntarily or by operation of law (hereinafter referred to as “Transfer”) all or any part of such Member’s Units without the consent of any other party. The Member shall be permitted to voluntarily withdraw from the Company as a Member without the consent of any other party.

Section 5.2 Effect of Bankruptcy, Dissolution or Termination of the Member.

Except as required by the LLC Act, the bankruptcy, dissolution, liquidation or termination of the Member shall not cause the termination of dissolution of the Company, and the business of the Company shall continue. Upon any such occurrence, the trustee, receiver, executor, administrator, committee or conservator of the Member shall have all the rights of an assignee of the Units of the Member for the purpose of settling or managing the former Member’s estate or property.

ARTICLE VI

DISSOLUTION OF THE COMPANY

Section 6.1 Dissolution.

A.	The Company shall be dissolved upon the election by the Board of Managers to dissolve and terminate the Company.
B.

The Company shall not be dissolved upon the occurrence, with respect to any Member, of any of the events specified under Section 4A-606 of the LLC Act or any other event resulting in a person ceasing to be a Member of the Company.

Section 6.2 Liquidation and Termination.

Upon the dissolution of the Company, the Managers and Officers of the Company shall cause the Company to liquidate by converting the assets of the Company to cash or its equivalent and arranging for the affairs of the Company to be wound up with reasonable speed but with a view towards obtaining fair value for company assets, and, after satisfaction (whether by payment or by establishment of reserves therefor) of creditors, shall distribute the remaining assets of the Member.

ARTICLE VII

GENERAL PROVISIONS

Section7.1 Binding Provisions.

The Provisions of this Agreement shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the Member, Managers and Officers.

Section 7.2 Separability of Provisions

Each provision of this Agreement shall be considered separable; and if for any reason any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect any other provisions of this Agreement.

Section 7.3 Rules of Construction.

Unless the context clearly indicates to the contrary, the following rules apply to the construction of this Agreement.

(i)	References to the singular include the plural, and references to the plural include the singular.
(ii)	Words of the masculine gender include correlative words of the feminine and neuter genders.
(iii)	The headings or captions used in this Agreement are for convenience of reference and do not constitute a part of this Agreement, nor do they affect its meaning, construction, or effect.
(iv)

References to a person include any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

(v)	Any reference in this Agreement to a particular “Article,” “Section” or other subdivision shall be to such Article, Section or subdivision of this Agreement unless the context shall otherwise require.

(vi) Any use of the word “including” in this Agreement shall not be construed as limiting the phrase so modified to the particular items or actions enumerated.

(vii) When any reference is made in this document or any of the schedules or exhibits attached to the Agreement, it shall mean this Agreement, together with all other schedules and exhibits attached hereto, as though one document.

Section 7.4 Entire Agreement; Amendments.

A.	This Agreement constitutes the entire agreement with respect to the subject matter hereof.
B.

This Agreement and the Articles of Organization may be modified or amended only pursuant to a written amendment adopted by the Board of Managers and approved by the Member. Once an amendment of this Agreement and/or the Articles of Organization has been approved, the proper Officers of the Company shall authorize the preparation and filing, if necessary, of a written amendment to this Agreement and/or the Articles of Organization, as applicable.

Section 7.5 Applicable Law.

This Agreement shall be construed and enforced in accordance with the laws of the State of Maryland, without regard to conflict of law principles.

[Signature(s) on following page]

IN WITNESS WHEREOF, the undersigned Member has caused this Agreement to be executed as of the date and year first above written.

WITNESS

[Graphics appears here]

FTI CONSULTING INC.

By: [Graphics appears here]

Name: [Graphics appears here]

Title: [Graphics appears here]

OPERATING AGREEMENT

OF

LI ACQUISITION COMPANY, LLC

Name, Address, Units and Capital Contribution of Member

Schedule A

Name and Address

Capital Contribution

Units

FTI Consulting, Inc.

900 Bestgate Road, Suite 100

Annapolis, MD 21401

$10.00

1,000

OPERATING AGREEMENT

OF

LI ACQUISITION COMPANY, LLC

By-Laws

Exhibit A

ARTICLE I

MEMBER

These By-Laws of LI Acquisition Company, LLC (the “Company”) are adopted and effective as of September 15, 2003. In accordance with the provisions of that certain Operating Agreement (the “Operating Agreement”), of even date herewith, by the Company’s sole Member, FTI Consulting, Inc., a Maryland corporation. Capitalized terms not herein defined shall have the meanings ascribed to them in the Operating Agreement.

SECTION 1.01. ACTION BY WRITTEN CONSENT OF MEMBER. Any action required or permitted to be taken by the Member may be taken by executing a written consent which sets forth the action and is signed by the Member.

ARTICLE II

BOARD OF MANAGERS

SECTION 2.01. FUNCTION OF MANAGERS. The business and affairs of the Company shall be managed under the direction of the Board of Managers (the “Board”). All powers of the Company may be exercised by or under authority of the Board, except as conferred on or reserved to the Member by the Articles of Organization or Operating Agreement or By-Laws.

SECTION 2.02. NUMBER OF MANAGERS. The number of Managers shall be three; which number may be increased or decreased, provided that such number shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force. The Company shall have the number of Managers provided in the Articles of Organization until changed as herein provided.

SECTION 2.03. ELECTION AND TENURE OF MANAGERS. On the anniversary date of the execution of the Operating Agreement, the Member shall elect Managers to hold office until the next anniversary and until their successors are elected and qualified.

SECTION 2.04. REMOVAL OF MANAGER. Unless the Articles of Organization or Operating Agreement provides otherwise, the Member may remove any Manager, with or without cause.

SECTION 2.05. VACANCY ON BOARD. The Member may elect a successor to fill a vacancy on the Board which results for any reason. A Manager elected by the Member to fill a vacancy which results from the removal of a Manager serves for the balance of the term of the removed Manager.

SECTION 2.06. REGULAR MEETINGS. After each annual election of the Managers by the Member, the Board, if more than one individual comprises the Board, shall meet as soon as practicable for the purpose of organization and the transaction of other business. Any other regular meeting of the Board shall be held on such date and at any place as may be designated from time to time by the Board.

SECTION 2.07. SPECIAL MEETINGS. Special meetings of the Board may be called at any time by the President or by a majority of the Board by vote at a meeting, or in writing with or without a meeting. A special meeting of the Board shall be held on such date and at any place as may be designated from time to time by the Board. In the absence of designation, such meeting shall be held at such place as may be designated in the call.

SECTION 2.08. NOTICE OF MEETING. Except as provided in Section 2.06 hereof, the Secretary shall give notice to each Manager of each regular and special meeting of the Board. The notice shall state the time and place of the meeting. Notice is given to a Manager when it is delivered personally to him or her, left at his or her residence or usual place of business, or sent by telegraph, facsimile transmission or telephone, at least twenty-four (24) hours before the time of the meeting or, in the alternative by mail to his or her address as it shall appear on the records of the Company, at least seventy-two (72) hours before the time of the meeting. Unless the By-Laws or a resolution of the Board provides otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting of the Board. No notice of any meeting of the Board need be given to any Manager who attends, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened, or to any Manager who, in a writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

SECTION 2.09. ACTION BY MANAGERS. Unless the Articles of Organization or Operating Agreement requires a greater proportion, the action of a majority of the Managers present at a meeting at which a quorum is present is action of the Board. A majority of the entire Board shall constitute a quorum for the transaction of business. In the absence of a quorum, the Managers present by majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum shall be present. At any such adjourned meeting at

Which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting, if a written consent which sets forth the action is signed by at least a majority of the Managers, and is filed with the minutes of proceedings of the Board.

SECTION 2.10. MEETING BY CONFERENCE TELEPHONE. Managers may participate in a meeting by means of a conference telephone or similar communication equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

SECTION 2.11. ACTION BY WRITTEN CONSENT OF BOARD. Any action required or permitted to be taken by the Board at a regular or special meeting in accordance with Sections 2.06 and 2.07 may be taken without a meeting by executing a unanimous written consent of the Board which sets forth the action and is signed by all of the Managers.

ARTICLE III

OFFICERS

SECTION 3.01. EXECUTIVE AND OTHER OFFICERS. The company shall have a chairman of the Board, a President, a Secretary, and Treasurer. The Board shall designate who shall serve as chief executive officer, who shall have general supervision of the business and affairs of the company, and may designate a chief operating officer, who shall have supervision of the operations of the company. In the absence of any designation, the Chairman of the Board shall serve as chief executive officer and and the President shall serves as chief operating officer. The Company may also have a General Counsel, a Chief Financial Officer, one or more Vice-Presidents, assistant officers, and subordinate officers as may be established by the Board. A person may hold more than one office in the Company, except that no person may serve concurrently as both President and Vice-President of the Company. The officers may also be, but do not need to be, Managers.

SECTION 3.03. PRESIDENT. Unless otherwise specified by the Board, the President shall be the chief operating officer of the Company and shall perform the duties customarily performed by chief operating officers. The President may executive, in the name and on behalf of the Company, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the Singing and execution there of shall have been expressly delegated to some other officer or agent of the Company. In general, the President shall perform such other duties

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customarily performed by a president of corporation and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board or the chief executive officer of the Company.

SECTION 3.04. VICE-PRESIDENTS. The Vice-President or Vice-President, at the request of the chief executive officer or the President, or in the President’s absence or during his or her inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there is more than one Vice-President, the Board may determine which one or more of the Vice-Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board, the chief executive officer or the President may make such determination; otherwise any of the Vice-Presidents may perform any of such duties or exercise any of such functions. Each Vice-Presidents shall perform such other duties and have such other powers, and have such additional descriptive designations in their titles (if any), as are from time to time assigned to them by the Board, the chief executive officer, or the President.

SECTION 3.05. SECRETARY. The Secretary shall keep the minutes of the meeting of the Board and of any committees, in books provided for the purpose: he or she shall see that all notices are duly given in accordance with the provisions of the By-Laws or as required by law; he or she shall be custodian of the records of the Company; he or she may witness any document on behalf of the Company, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required or desired to be under its seal, and, when so affixed, may attest the same. In general, the Security shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board, the chief executive officer, or the President.

SECTION 3.06. TREASURER. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Company, and shall deposit, or cause to be deposited, in the name of the Company, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board; he or she shall render to the President and to the Board, whenever requested, an account of the financial condition of the Company. In general, the Treasurer shall perform such other duties customarily performed by a treasurer of a corporation, and shall perform such other duties customarily performed by a secretary of a corporation. and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board, the chief executive officer, or the President.

SECTION 3.07. ASSISTANT AND SUBORDINATE OFFICERS. The assistant and subordinate officers of the Company are all officers below the office of Vice-President, Secretary, or Treasurer. The assistant or subordinate officers shall have such duties as are from time to time assigned to them by the Board, the chief executive officer, or the President.

SECTION 3.08. ELECTION, TENURE AND REMOVAL OF OFFICERS. The Board shall elect the officers of the Company. The Board may from time to time authorize any committee or

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officer to appoint assistant and subordinate officers. Election or appointment of an officer, employee or agent shall not of itself create contract rights. All officers shall be appointed to hold their offices, respectively, during the pleasure of the Board. The Board (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may remove an officer at any time. The removal of an officer shall not prejudice any of his or her contract rights. The Board (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may fill a vacancy which occurs in any office for the unexpired portion of the term.

SECTION 3.09. COMPENSATION. The Board shall have power to fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the Company. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Manager. The Board may authorize any committee or officer, upon whom the power of appointing assistant and subordinate officers may have been conferred, to fix the salaries, compensation and remuneration of such assistant and subordinate officers.

ARTICLE IV

FINANCE

SECTION 4.01. CHECKS, DRAFTS, ETC. The bank accounts of the Company shall be maintained in accounts in the name of the Company under its tax identification number in such banking institutions as the Board of Managers shall determine. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Company, shall be signed by such Officers as may be authorized by the Board of Managers from time to time.

SECTION 4.02. ANNUAL STATEMENT OF AFFAIRS. The President or other appropriate Officer shall prepare annually a full and correct statement of the affairs of the Company, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted to the Member within ninety (90) days of the end of each fiscal year and shall be placed on file at the Company’s principal office.

SECTION 4.03. FISCAL YEAR .. The fiscal year of the Company shall be the 12 calendar month period ending December 31 in each year, unless otherwise provided by the Board.

ARTICLE V

MISCELLANEOUS PROVISIONS

SECTION 5.01. BOOKS AND RECORDS. The Company shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of the Member and the Board. The books and records of the Company may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction.

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The original or a certified copy of these By-Laws shall be kept at the principal office of the Company.

SECTION 5.02. CORPORATE SEAL. The Board shall provide a suitable seal, bearing the name of the Company, which shall be in the charge of the Secretary. The Board may authorize one or more duplicate seals and provide for the custody thereof. If the company is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule or regulation relating to a corporate seal to place the word “(seal)” adjacent to the signature of the person authorized to sign the document on behalf of the Company.

SECTION 5.03. EXECUTION OF DOCUMENTS. A person who holds more than one office in the Company may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged, or verify by more than one officer.

SECTION 5.04. AMENDMENTS. Any and all provisions of these By-Laws may be altered or repealed and new by-laws may be adopted by the Board at any regular or special meeting thereof or by written consent in accordance with Section 2.11.